March 22, 1996

The Price Reit, Inc.
7979 Ivanhoe Avenue
Suite 524
La Jolla, California 92036

Attention: George M. Jezek
           Executive Vice President

     Re: Amended and Restated Credit Agreement, dated as of November 1, 1995, among The Price Reit, Inc. ("Borrower"), Morgan Guaranty Trust Company of New York, as Agent ("Agent") and the Banks named therein (as modified by the letter, dated December 20, 1995 (the "Letter"), the "Credit Agreement")
- --------------------------------------------------------------------------

Dear George:

        Reference is hereby made to the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

     1. Section 7.21(d) of the Credit Agreement is hereby deleted and the following inserted in its place:

       "(d) Indebtedness of the Company and its Subsidiaries shall at no time exceed 45% of Gross Asset Value of the Company and its Subsidiaries."

     2. Section 7.14 of the Credit Agreement provides for certain minimum Net Operating Income amounts. Subject to the provisions hereof, the Banks hereby waive the requirements set forth in Section 7.14 of the Credit Agreement with respect to the four quarter period ending March 31, 1996, only, provided, however, that the Company shall not permit its Net Operating Income with respect to such four quarter period to be less than $31,000,000.

     3. Section 7.5 of the Credit Agreement is hereby amended by deleting the last paragraph thereof and inserting in its place the following:

       "Notwithstanding the foregoing, the total Unsecured Indebtedness of the Company and its Subsidiaries shall at no time during the term of this Agreement exceed $175,000,000. For purposes of this Section only, Unsecured Indebtedness shall not be deemed to include any current liabilities other than those specifically set forth in clauses (a) through (i) in the definition of "Indebtedness"."

     4. Schedule 7.1 is hereby amended by adding the following:

       "4. Secured non-recourse construction debt on the Smithtown Ventures LLC, in an original principal amount of approximately $22,500,000."

     5. Section 7.4(g) is hereby deleted and the following inserted in its place:

       "investments in Joint Ventures, which investments, inclusive of Smithtown Ventures LLC, Centrepoint Associates, and the Joint Venture with Kimco Realty Corporation or an Affiliate thereof, shall be no greater than the lesser of (i) $45,000,000, and (ii) 12.5% of Gross Asset Value.".

        The waiver set forth above in Paragraph 2 shall be effective solely with respect to the matters described therein and shall not be deemed a waiver of any other covenant, term or condition of the Credit Agreement or to prejudice any other right or rights that the Banks may now have or may have in the future under, or in connection with, the Credit Agreement. Except as expressly waived or amended hereby, all of the terms, covenants and conditions of the Credit Agreement are, and shall continue to be, in full force and effect.

        This letter shall be governed by and construed in accordance with the laws of the State of New York.

        Please indicate your agreemeent with the foregoing by signing the enclosed copy of this letter in the space provided below and returning it to the Agent.




                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as Agent


                                       By: /TIMOTHY V. O'DONOVAN/
                                       --------------------------
                                       Name: TIMOTHY V. O'DONOVAN
                                       Title: VICE PRESIDENT

                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as a Bank

                                       By: /TIMOTHY V. O'DONOVAN/
                                       --------------------------
                                       Name: TIMOTHY V. O'DONOVAN
                                       Title: Vice President

                                       FIRST INTERSTATE BANK


                                       By: /D.T. BRUEN/
                                       --------------------------
                                       Name: D.T. Bruen
                                       Title: Vice President

                                       CORESTATES BANK, N.A.


                                       By: /GARY S. KINN/
                                       --------------------------
                                       Name: Gary S. Kinn
                                       Title: Vice President


Accepted and Agreed to:

THE PRICE REIT, INC.


By: /GEORGE M. JEZEK/
    ------------------------
    Name: George M. Jezek
    Title: Executive Vice
             President

Dated:  March 26, 1996







              EXHIBIT 12.1 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS
                                   TO FIXED CHARGES



                        For the period
                         from July 31,
                       1991 (Inception)
                           through             Year Ended December 31,
                         December 31,
                             1991              1992              1993
                           --------          --------          --------
                                          (In Thousands)
Pretax income from
  continuing operations       $438            $4,118            $9,128
Interest                       -               3,203             4,287
Less interest capitalized
  during the period            -                 -                 (30)
Amortization of deferred
  loan fees and discount       -                  17                99
                           --------          --------          --------
     Earnings                 $438            $7,338           $13,484
                           ========          ========          ========


Interest                       -               3,203             4,287
Amortization of deferred
  loan fees and discount       -                  17                99
                           --------          --------          --------
     Fixed Charges             -              $3,220            $4,386
                           ========          ========          ========
Ratio of Earnings to
  Fixed Charges                -                2.28 x            3.07 x
                           ========          ========          ========

                                                               For the
                                                                Three
                                                                Months
                             Year Ended December 31,            Ended
                                                               March 31,
                             1994              1995              1996
                           --------          --------          --------
                                          (In Thousands)
Pretax income from
  continuing operations    $16,904           $16,386            $4,058
Interest                     4,319             7,070             2,870
Less interest capitalized
  during the period           (234)             (415)              (46)
Amortization of deferred
  loan fees and discount       152               284               166
                           --------          --------          --------
    Earnings               $21,141           $23,325            $7,038
                           ========          ========          ========


Interest                     4,319             7,070             2,870
Amortization of deferred
  loan fees and discount       152               284               166
                           --------          --------          --------
    Fixed Charges           $4,471            $7,354            $3,036
                           ========          ========          ========
Ratio of Earnings to
  Fixed Charges               4.73 x            3.17 x            2.32 x
                           ========          ========          ========




          EXHIBIT 15.1 LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION





May 13, 1996
The Board of Directors
The Price REIT, Inc.


We are aware of the incorporation by reference in the Registration Statements (Form S-3 No. 33-75548; Form S-8 No. 33-87812; and Amendment No. 1 to Form S-3 No. 33-95832 and related Prospectus) of The Price REIT, Inc. for the registration of 500,000 shares of its common stock; 600,000 shares of its common stock; and an aggregate maximum total of $175,000,000 of debt securities, preferred stock, common stock and warrants for the purchase of its preferred stock or common stock, respectively, of our report dated April 19, 1996 relating to the unaudited condensed consolidated interim financial statements of The Price REIT, Inc. that is included in its Form 10-Q for the quarter ended March 31, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




Ernst & Young LLP
San Diego, California